Exhibit 10.5

2008 PROTECTION ONE, INC. LONG TERM INCENTIVE PLAN

RESTRICTED SHARES AWARD AGREEMENT

Grantee:

Number of Shares:

Date of Grant:

1.             Award of Restricted Shares. Protection One, Inc. (the “Company”), hereby awards to                  (“Grantee”), under its 2008 Protection One, Inc. Long Term Incentive Plan (the “Plan”),              shares (“Restricted Stock”) of its Common Stock (“Common Stock”), par value $.01 per share, to be held as Restricted Stock under the terms of the Plan and this Restricted Shares Award Agreement (“Agreement”).  The Plan is incorporated herein by reference and made a part of this Agreement.

2.             Definitions.  Capitalized terms not defined herein shall have the respective meanings set forth in the Plan.  The following words and phrases shall have the following meanings:

“Cause” shall have the meaning provided in the Amended and Restated Employment Agreement dated as of the date hereof by and between the Company and Grantee (the “Employment Agreement”).

“Change of Control” shall have the meaning provided in the Plan that occurs in connection with or following a Qualified Sale (as defined in the Employment Agreement).

“Change of Control Price” shall have the meaning provided in the Plan.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Good Reason” shall have the meaning provided in the Employment Agreement.

“Qualifying Termination” shall have the meaning provided in the Employment Agreement.

“Restricted Period” means the period of time during which all or part of the Restricted Stock awarded under this Agreement to the Grantee would be forfeited under Section 4 of this Agreement.  The Restricted Period shall end on the date the Grantee becomes 100% vested in the Restricted Stock.

“Retirement” means Executive’s termination of his employment on or after his attainment of age 65.

“Vested Portion” shall be determined by multiplying the number of shares of Common Stock awarded as Restricted Stock to the Grantee by the applicable vesting percentage contained in Section 3 below.

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3.             Vesting of Restricted Stock.

(a)           Subject to acceleration of vesting pursuant to Section 3(b), one-half (1/2), or fifty percent (50%), of the Restricted Stock shall vest on the second anniversary of the Date of Grant and the remaining one-half (1/2), or fifty percent (50%), of the Restricted Stock shall vest on the third anniversary of the Date of Grant (each such date, a “Vesting Date”).

(b)           Notwithstanding the foregoing or any other provision hereof to the contrary (except as provided in this Section 4), upon the occurrence of a Change of Control all of the outstanding unvested Restricted Stock shall vest, and the Company shall make a payment of cash to Grantee on the date of the Change of Control that is equal to the Change of Control Price times the number of shares of unvested Restricted Stock outstanding immediately prior to the Change of Control, less any withholding taxes in accordance with Section 10(b), and such Restricted Stock shall thereby be repurchased and shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

4.             Risk of Forfeiture.

Unvested Restricted Stock shall be subject to forfeiture due to termination of Grantee’s employment with the Company, its Subsidiaries or Affiliates (collectively, the “Employer”) as provided below.

(a)           Voluntary Termination of Employment. If Grantee voluntarily terminates employment with the Employer other than for Good Reason: (1) all vesting with respect to the Restricted Stock shall cease and (2) any unvested Restricted Stock shall be forfeited by Grantee as of the date of such termination, and such forfeited shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

(b)           Qualifying Termination.  If Grantee’s termination of employment is a Qualifying Termination: (1) all vesting of the Restricted Stock shall cease; provided that any unvested Restricted Stock shall remain subject to the vesting upon a Change in Control and to the repurchase provisions of Section 3(b) until the earlier of (x) 90 days after the date of such termination (or the date of such termination, if such date is after the second anniversary of the Date of Grant) or (y) the second anniversary of the Date of Grant, and (2) any unvested Restricted Stock shall be forfeited by Grantee upon the earlier of (x) 90 days after the date of such termination (or the date of such termination, if such date is after the second anniversary of the Date of Grant) or (y) the second anniversary of the Date of Grant, and such forfeited shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

(c)           Termination of Employment — Death, Disability or Retirement. If Grantee’s employment with the Company terminates by reason of Grantee’s death, Disability or Retirement, (1) all vesting with respect to the Restricted Stock shall cease and (2) any unvested Restricted Stock shall be forfeited by Grantee as of the date of such termination,

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and such forfeited shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

(d)           Termination for Cause. If Grantee’s employment with the Company is terminated by the Company for Cause, the unvested Restricted Stock shall be forfeited by Grantee as of the date of such termination, and such forfeited shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

5.             Retention of Restricted Stock.  For purposes of facilitating the enforcement of the provisions of this Agreement, the shares of Restricted Stock may, at the election of the Company, be held in book entry form by the Company’s transfer agent.  If the Company elects to issue certificate(s) representing the shares of Restricted Stock, such certificate(s) shall be held in custody by the Company until such shares have vested in accordance with Section 3.  Certificate(s) representing unvested shares of Restricted Stock shall contain a legend that indicates that such shares are restricted by and otherwise subject to this Agreement.  The Company may take all such actions as are necessary, including by providing instructions that the Company deems appropriate to the transfer agent, to insure that all transfers and/or releases are made in accordance with the terms of the Plan and this Agreement.  The Common Stock shall not be delivered to Grantee so long as the shares of Restricted Stock are not vested.  Grantee also agrees to deliver a stock power in the form attached to this Agreement as Exhibit A executed by Grantee in blank, to the Company (to the attention of the Secretary of the Company, or the Secretary’s designee), to hold such Stock Power and to take all such actions and to effectuate all such transfers and/or releases as are required in accordance with the terms of this Agreement. Grantee agrees that the Company shall not be required to deliver a certificate for the Common Stock until the shares of Restricted Stock become vested.

6.             Release of Shares.  Stock certificates representing outstanding shares of Restricted Stock that have vested in accordance with Section 3(a) will be delivered by the Company reasonably promptly upon request by the Grantee.

7.             Stop-Transfer Orders.  Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.             Restrictions on Transfer of Non-Vested Shares.  Prior to vesting, the Restricted Stock awarded under the Plan, and any right or interest of the Grantee therein, including the right to vote such non-vested shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Restricted Period to or in favor of any party other than the Company or a Subsidiary, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Grantee or of any agent of such Grantee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company during the Restricted Period.  The Company shall not be required (i) to transfer on its books any unvested Restricted Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such unvested shares or to accord the right to vote or pay dividends to any

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purchaser or other transferee to whom such unvested shares shall have been so transferred. These restrictions shall not apply to the Vested Portion of the Grantee’s Restricted Stock.

9.             Rights of Grantee During Restricted Period.  Except as otherwise provided in this Agreement, the Plan, or in any applicable shareholder agreement, the Grantee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to outstanding shares of unvested Restricted Stock awarded to the Grantee including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time, and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company.  Any stock dividends declared with respect to unvested Restricted Stock shall be subject to the same terms and conditions as the unvested Restricted Stock with respect to which such stock dividends are issued.

10.           Withholding of Taxes.

(a)           Participant Election.  Grantee may elect in a writing delivered to the Employer prior to the applicable Vesting Date to have the Company withhold shares of Common Stock deliverable upon vesting of the Restricted Stock to satisfy, in whole or in part, the amount, if any, the Employer is required to withhold for taxes in connection with the award of the Restricted Stock or other securities pursuant to this Agreement; provided, however, the amount of shares of Common Stock shall have a Fair Market Value as of the applicable Vesting Date not to exceed the amount determined by the Company to be the applicable minimum statutory withholding rates.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b)           Company Requirement.  The Employer, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to Grantee (including shares of Common Stock deliverable upon vesting of the Restricted Stock), an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the award or the vesting thereof of the Restricted Stock or other securities pursuant to this Agreement not to exceed the amount determined by the Company to be the applicable minimum statutory withholding rates.  Notwithstanding anything to the contrary in this Agreement, the Employer will deduct from any cash payment made pursuant to Section 3(b) of this Agreement, an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the cash payment not to exceed the amount determined by the Company to be the applicable minimum statutory withholding rates.

11.           Stock Power.  By election or otherwise, should the Company withhold any of Grantee’s Restricted Stock to satisfy the Grantee’s withholding tax obligation pursuant to Section 10 of this Agreement, the Grantee does hereby irrevocably constitute and appoint the Company as Grantee’s Attorney-in-Fact to effectuate such transfer and record the same on the books and records of the Company.

12.           Rights of Participants.  Nothing in this Agreement shall in any way confer upon

Grantee any right to continue as an employee of, or in the performance of other services for, the Employer for any period of time, or to continue Grantee’s present (or any other) rate of compensation or level of responsibility.  Nothing in this Agreement shall confer upon Grantee any right to be selected again as a Participant.

13.          Conformity with Plan.  The Restricted Stock is intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, Grantee acknowledge Grantee’s receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

14.           Amendment or Substitution of Restricted Stock.  The terms of the Restricted Stock may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate; provided that, no such amendment shall adversely affect in a material manner any of Grantee’s rights under the Agreement without Grantee’s written consent.

15.           Successors.  This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

16.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

17.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

18.           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19.           Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

20.           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient.  Such notices, demands and other communications shall be sent to Grantee at the address specified in this Agreement and to the Company at 4221 West John Carpenter Freeway, Irving, Texas 76053, Attn: General Counsel, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

21.           Entire Agreement.  This Agreement and the terms of the Plan constitute the entire understanding between Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to Grantee’s grant of the Restricted Stock.

22.           Relation to Other Benefits.  Any economic or other benefit to Grantee under this Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any retirement or other benefit or compensation plan maintained by the Company or any other Employer.  Provided, however, for the avoidance of doubt, that this section  shall not be construed to affect or modify the application of Section 6 of the Employment Agreement.

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Signature Page to Restricted Shares Award Agreement

Please execute the extra copy of this Agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this Agreement.

		Very truly yours,

		PROTECTION ONE, INC.

		By:

		Name:

		Title:

Enclosures:	1.	Extra copy of this Agreement
	2.	Copy of the Plan attached hereto as Exhibit B

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:	GRANTEE

Name:

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers the unvested shares of Restricted Stock granted to me pursuant to the Restricted Shares Award Agreement between Protection One, Inc. (the “Company”) and me dated as of               , 2010 (“Restricted Shares Award Agreement”), to                              and does hereby irrevocably constitute and appoint the Company as the undersigned’s attorney to transfer the unvested shares of Restricted Stock with full power of substitution in the premises.

This Stock Power may be used in accordance with the terms of the Restricted Shares Award Agreement.

Date:                   ,

Signature: